                                                                   EXHIBIT 10.16

                               CREDIT AGREEMENT


                          DATED AS OF JANUARY 6, 1999


                                     AMONG


                        BRONNER SLOSBERG HUMPHREY, LLC
                                      and
                       STRATEGIC INTERACTIVE GROUP, LLC,
                                 as Borrowers,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                            BANKERS TRUST COMPANY,
                           as Administrative Agent,

                             FLEET NATIONAL BANK,
                            as Documentation Agent

                                      and

                               BANKBOSTON, N.A.,
                             as Syndication Agent

                                 ARRANGED BY:

                          BT ALEX.BROWN INCORPORATED

                               TABLE OF CONTENTS

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SECTION 1.      DEFINITIONS..........................................................................    2
    1.1         Certain Defined Terms................................................................    2
    1.2         Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement...   29
    1.3         Other Definitional Provisions and Rules of Construction .............................   29

SECTION 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................   29
    2.1         Commitments; Making of Loans; the Register; Notes....................................   29
    2.2         Interest on the Loans................................................................   37
    2.3         Fees.................................................................................   41
    2.4         Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding
                Payments.............................................................................   42
    2.5         Use of Proceeds......................................................................   49
    2.6         Special Provisions Governing Eurodollar Rate Loans...................................   50
    2.7         Increased Costs; Taxes; Capital Adequacy.............................................   52
    2.8         Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of Lender.........   56

SECTION 3.      LETTERS OF CREDIT....................................................................   58
    3.1         Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........   58
    3 2         Letter of Credit Fees................................................................   60
    3.3         Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................   61
    3.4         Obligations Absolute.................................................................   63
    3.5         Indemnification; Nature of Issuing Lenders' Duties...................................   64
    3.6         Increased Costs and Taxes Relating to Letters of Credit..............................   65

SECTION 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................   66
    4.1         Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans............   67
    4.2         Conditions to All Loans..............................................................   72
    4.3         Conditions to Letters of Credit......................................................   73

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES.............................................   74
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                                       i

                        BRONNER SLOSBERG HUMPHREY, LLC
                       STRATEGIC INTERACTIVE GROUP, LLC
                               CREDIT AGREEMENT



Document                                                              Tab No.
--------                                                              -------

CREDIT AGREEMENT......................................................   1

EXHIBITS TO CREDIT AGREEMENT

I         FORM OF NOTICE OF BORROWING.................................   2
II        FORM OF NOTICE OF CONVERSION/CONTINUATION...................   3
III       FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT............   4
IV        FORM OF TERM NOTE...........................................   5
V         FORM OF REVOLVING NOTE......................................   6
VI        FORM OF SWING LINE NOTE.....................................   7
VII       FORM OF COMPLIANCE CERTIFICATE..............................   8
VIII      FORM OF OPINION OF COMPANY COUNSEL..........................   9
IX        FORM OF OPINION OF O'MELVENY & MYERS LLP....................  10
X         FORM OF ASSIGNMENT AGREEMENT................................  11
XI        FORM OF CERTIFICATE RE NON-BANK STATUS......................  12
XII       FORM OF FINANCIAL CONDITION CERTIFICATE.....................  13
XIII      FORM OF COLLATERAL ACCOUNT AGREEMENT........................  14
XIV       FORM OF COMPANY PLEDGE AGREEMENT............................  15
XV        FORM OF COMPANY SECURITY AGREEMENT..........................  16
XVI       FORM OF SUBSIDIARY GUARANTY.................................  17
XVII      FORM OF SUBSIDIARY PLEDGE AGREEMENT.........................  18
XVIII     FORM OF SUBSIDIARY SECURITY AGREEMENT.......................  19
XIX       FORM OF HOLDINGS GUARANTY...................................  20
XX        FORM OF HOLDINGS PLEDGE AGREEMENT...........................  21

SCHEDULES.............................................................  22


                               TABLE OF CONTENTS
                                  (continued)

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       5.1   No Change.................................................    74
       5.2   Existence; Compliance with Law............................    74
       5.3   Corporate Power; Authorization; Enforceable Obligations...    74
       5.4   No Legal Bar..............................................    75
       5.5   No Material Litigation....................................    75
       5.6   No Default................................................    75
       5.7   Ownership of Property, Liens..............................    76
       5.8   Intellectual Property.....................................    76
       5.9   No Burdensome Restrictions................................    76
       5.10  Taxes.....................................................    77
       5 11  Federal Regulations.......................................    77
       5.12  ERISA.....................................................    77
       5.13  Investment Company Act; Other Regulations.................    78
       5.14  Environmental Protection..................................    78
       5.15  Accuracy of Information...................................    80
       5 16  Security Documents........................................    80
       5.17  Subsidiaries..............................................    81
       5.18  Financial Condition.......................................    82
       5.19  Certain Fees..............................................    83
       5.20  Employee Matters..........................................    83
       5.21  Solvency..................................................    83
       5.22  Related Agreements........................................    83
       5.23  Year 2000.................................................    83

SECTION 6.   COMPANY'S AFFIRMATIVE COVENANTS...........................    83
       6.1   Financial Statements and Other Reports....................    84
       6.2   Corporate Existence, etc..................................    89
       6.3   Payment of Taxes and Claims; Tax Consolidation............    89
       6.4   Maintenance of Properties; Insurance......................    90
       6.5   Inspection Rights; Lender Meeting.........................    90
       6.6   Compliance with Laws, etc.................................    91


                               TABLE OF CONTENTS
                                  (continued)

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      6.7   Environmental Disclosure and Inspection; Remedial Action Regarding Hazardous Materials......................   91
      6.8   Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and
            Future Subsidiaries; Auxiliary Pledge Agreements; Collateral................................................   92
      6.9   Conforming Leasehold Interests; Matters Relating to Additional Real Property Collateral.....................   93
      6.10  Interest Rate Protection....................................................................................   95
      6.11  Deposit Accounts and Cash Management Systems................................................................   95
      6 12  BSH Agent Subsidiary........................................................................................   96
      6.13  Year 2000...................................................................................................   96

SECTION 7.  COMPANY'S NEGATIVE COVENANTS................................................................................   96
      7.1   Indebtedness................................................................................................   96
      7 2   Liens and Related Matters...................................................................................   97
      7 3   Investments; Joint Ventures.................................................................................   98
      7 4   Contingent Obligations......................................................................................   99
      7 5   Restricted Junior Payments..................................................................................   99
      7.6   Financial Covenants.........................................................................................  100
      7.7   Restriction on Fundamental Changes; Asset Sales and Acquisitions............................................  102
      7.8   Consolidated Capital Expenditures...........................................................................  103
      7.9   Sales and Lease-Backs.......................................................................................  103
      7.10  Sale or Discount of Receivables.............................................................................  104
      7.11  Transactions with Shareholders and Affiliates...............................................................  104
      7.12  Disposal of Subsidiary Stock................................................................................  104
      7.13  Conduct of Business.........................................................................................  104
      7.14  Amendments or Waivers of Certain Related Agreements; Amendments of Documents Relating to Subordinated
            Indebtedness................................................................................................  105
      7.15  Fiscal Year.................................................................................................  105

SECTION 8.  EVENTS OF DEFAULT...........................................................................................  105
      8.1   Failure to Make Payments When Due...........................................................................  105
      8.2   Default in Other Agreements.................................................................................  106
      8.3   Breach of Certain Covenants.................................................................................  106


                               TABLE OF CONTENTS
                                  (continued)
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     8.4     Breach of Warranty.........................................................    106
     8.5     Other Defaults Under Loan Documents........................................    106
     8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.......................    106
     8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.........................    107
     8.8     Judgments and Attachments..................................................    107
     8.9     Dissolution................................................................    107
     8.10    Employee Benefit Plans.....................................................    107
     8.11    Change in Control..........................................................    108
     8.12    Invalidity of Guaranties; Failure of Security; Repudiation of
             Obligations................................................................    108
     8.13    Failure to Consummate Reorganization.......................................    108
     8.14    Conduct of Business By Holdings............................................    108

SECTION 9    AGENTS.....................................................................    110

     9.1     Appointment................................................................    110
     9.2     Powers and Duties, General Immunity........................................    111
     9.3     Representations and Warranties; No Responsibility For Appraisal
             of Creditworthiness........................................................    112
     9.4     Right to Indemnity.........................................................    112
     9.5     Successor Administrative Agent and Swing Line Lender.......................    113
     9.6     Collateral Documents and Guaranties........................................    113

SECTION 10.  MISCELLANEOUS..............................................................    114

    10.1     Assignments and Participations in Loans and Letters of Credit..............    114
    10.2     Expenses...................................................................    117
    10.3     Indemnity..................................................................    118
    10.4     Set-Off; Security Interest in Deposit Accounts.............................    119
    10.5     Ratable Sharing............................................................    119
    10.6     Amendments and Waivers.....................................................    120
    10.7     Independence of Covenants..................................................    121
    10.8     Notices....................................................................    122
    10.9     Survival of Representations, Warranties and Agreements.....................    122
    10.10    Failure or Indulgence Not Waiver; Remedies Cumulative......................    122

                                      iv
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                               TABLE OF CONTENTS
                                  (continued)

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10.11      Marshalling; Payments Set Aside..........................................    122
10.12      Severability.............................................................    123
10.13      Obligations Several; Independent Nature of Lenders' Rights...............    123
10.14      Headings.................................................................    123
10.15      Applicable Law...........................................................    123
10.16      Successors and Assigns...................................................    123
10.17      Consent to Jurisdiction and Service of Process...........................    124
10.18      Waiver of Jury Trial.....................................................    124
10.19      Confidentiality..........................................................    125
10.20      Counterparts; Effectiveness..............................................    125

Signature pages.....................................................................    S-1

                             EXHIBITS


I       FORM OF NOTICE OF BORROWING
II      FORM OF NOTICE OF CONVERSION/CONTINUATION
III     FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV      FORM OF TERM NOTE
V       FORM OF REVOLVING NOTE
VI      FORM OF SWING LINE NOTE
VII     FORM OF COMPLIANCE CERTIFICATE
VIII    FORM OF OPINION OF COMPANY COUNSEL
IX      FORM OF OPINION OF O'MELVENY & MYERS LLP
X       FORM OF ASSIGNMENT AGREEMENT
XI      FORM OF CERTIFICATE RE NON-BANK STATUS
XII     FORM OF FINANCIAL CONDITION CERTIFICATE
XIII    FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV     FORM OF COMPANY PLEDGE AGREEMENT
XV      FORM OF COMPANY SECURITY AGREEMENT
XVI     FORM OF SUBSIDIARY GUARANTY
XVII    FORM OF SUBSIDIARY PLEDGE AGREEMENT
XVIII   FORM OF SUBSIDIARY SECURITY AGREEMENT
XIX     FORM OF HOLDINGS GUARANTY
XX      FORM OF HOLDINGS PLEDGE AGREEMENT

SCHEDULES

1.1     1998 CONSOLIDATED ADJUSTED EBITDA
1.2     TERMS OF MANAGEMENT NOTES
2.1     LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C    CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
5.7     REAL PROPERTY
5.12    CERTAIN EMPLOYEE BENEFIT PLANS
5.17    SUBSIDIARIES OF COMPANY
5.18    FINANCIAL CONDITION
7.2     CERTAIN EXISTING LIENS
7.3     CERTAIN EXISTING INVESTMENTS
7.4     CERTAIN EXISTING CONTINGENT OBLIGATIONS/EXISTING LETTERS OF CREDIT

     "Holdings" means (i) prior to the consummation of the Reorganization each of BSH Holdings and SIG Holdings and (ii) after the consummation of the Reorganization, BSH Holdings.

     "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XIX annexed
                                                           -----------
hereto, as such Holdings Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

     "Holdings Pledge Agreement" means the Holdings Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of
Exhibit XX annexed hereto, as such Holdings Pledge Agreement may thereafter be
----------
amended, supplemented or otherwise modified from time to time.

     "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute
(X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

     "Indemnitee" has the meaning assigned to that term in subsection 10.3.

     "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon or integral to, the Company's or any of its Subsidiaries' conduct of their business.

     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole; provided that
                                                              --------
patents, trademarks, tradenames, copyrights, technology, know-how and processes considered to be work product performed for or acquired on behalf of customers of Company or its Subsidiaries or which have been assigned or are required to be assigned to such customer shall not be deemed Intellectual Property.

     "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three
      --------
months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

     "Interest Period" has the meaning assigned to that term in subsection 2.2B.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its wholly-owned domestic Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned domestic Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for
           ----
increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IP Collateral" means, collectively, the Intellectual Property Collateral under the Company Security Agreement and the Subsidiary Security Agreement.

     "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii), or which has issued any Existing Letters of Credit.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

     "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property.

     "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and-the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that
                                                                 --------
the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

     "Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and the Existing Letters of Credit.

     "Letter of Credit Usage" means, as at any date of determination, the sum of
(i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the
                                                                   ----
aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

     "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

     "Loan Party" means each of Holdings, Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

     "Management Contracts" means the Employment Agreements entered into by and between the Company and each of the members of Company's senior management substantial in the form attached to the Recapitalization Agreement as Annex E and the Noncompetition and Nonsolicitation Agreement.

     "Management Notes" means subordinated notes issued by Company in exchange for interests in the Trusts (or successor entities of the Trusts) owned by a member of Company's management which notes are in accordance with the terms and provisions contained in Schedule 1.2 annexed hereto.

     "Margin Determination Certificate" means an Officers' Certificate of Company delivered pursuant to subsection 6.1(iv) setting forth in reasonable detail the Consolidate Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such Officers' Certificate is delivered.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.


     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations; provided that
                                                                   --------
(i) any payments required to be made by Company as a result of a determination by a Governmental Authority relating to or resulting from the Section 338(h)(10) Election (as defined in the Recapitalization Agreement) or the transactions described in the Recapitalization Agreement or (ii) to the extent disclosed in the Disclosure Memorandum to the Recapitalization Agreement, any payments required to be made under the Internal Revenue Service Employee Plan Compliance Resolution System to rectify the operational errors with regard to the BSH Employee Savings Plan, shall not, in and of itself, constitute a Material Adverse Effect.

     "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect; provided that any contracts between Company or any of
                         --------
its Subsidiaries and a client of Company or any of its Subsidiaries shall only be deemed a Material Contract if such client generates $5,000,000 or more of annual revenue for Company or any of its Subsidiaries; provided further that if
                                                       -------- -------
Company or its Subsidiaries has contracts with more than one division of a company which is a client, the revenue generated by all divisions of such company shall be aggregated for the purposes of determining the materiality of those contracts.

     "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

     "Material Subsidiary" means any Subsidiary of Company that (i) owns 5% or more of the assets of Company and its Subsidiaries, measured on a consolidated basis, or (ii) accounts for 5% or more of Consolidated Net Income.

     "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments and any Additional Mortgages (as defined in subsection 6.9), collectively.

     "Mortgaged Property" means an Additional Mortgaged Property (as defined in subsection 6.9).

     "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

     "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any reasonable fees and expenses incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale (or receipt of Cash by way of such a deferred prepayment) as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

     "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

     "New Investor Group" means Hehelman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P., H&F International Partners III, L.P., and any other investors designated by H&F and reasonably satisfactory to Administrative Agent.

     "Noncompetition and Nonsolicitation Agreement" means that certain Noncompetition. Nonsolicitation and Confidentiality Agreement dated as of January 6, 1999 by and among BSH, Positano Partners Ltd. and Michael E. Bronner substantially in the form attached to the Recapitalization Agreement as Annex G.

     "Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit I
                                                                       ---------
annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent
        ----------
pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

     "Officers' Certificate" means, as applied to any limited liability company, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), chief executive officer or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided
                                                                     --------
that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "Permitted Acquisition" means any acquisition of a Person's capital stock or other equity interests for a consideration consisting of equity interests of Holdings or Trusts (or any successor entities of the Trusts) or Cash contributed by H&F for such purposes; provided that such acquired Person is in the same or
                          --------
related line of business as Company and its Subsidiaries.

     "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

          (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

     "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Holdings Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreements and the Auxiliary Pledge Agreements.

     "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Pro Rata Share" means, with respect to a Lender (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term
                                                        --------
Loan Exposure of that Lender by (y) the Term Loan Exposure of all Lenders, (ii)
                             --
with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letter of Credit issued or participations in any Swing Line Loans purchased or deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving
                                                    --------
Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all
                             --
Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that
                       --------
Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the
       ----                                            --
aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan
                                            ----
Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.l annexed hereto.
                                    ------------
     "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

     "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

     "Recapitalization" means the transactions contemplated by the Recapitalization Agreement.

     "Recapitalization Agreement" means that certain Recapitalization Agreement among BSH Trust, SIG Trust, Hellman and Freedman Capital Partners III, L.P., H&F Orchard Partners III, L.P, H&F International Partners III, L.P., and Positano Partners dated November 28, 1998 in the form delivered to the Administrative Agent and Lenders prior to their execution of this Agreement and as such may be amended from time to time thereafter to the extent permitted under subsection 7. 14A.

     "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

     "Reference Lenders" means BTCo.

     "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

     "Register" has the meaning assigned to that term in subsection 2.1D.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

     "Related Agreements" means, collectively, the Recapitalization Agreement, Management Contracts, Governance Agreement and the definitive documents to be entered into to effect the Reorganization.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

     "Reorganization" has the meaning assigned to that term in the recitals to this Agreement.

     "Request for Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative
            -----------
Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                       ----
Revolving Loan Exposure of all Lenders.

     "Restricted Junior Payment" means (i) any distribution, direct or indirect, on account of any membership interests of Company now or hereafter outstanding, except a distribution payable solely in membership interests of that class of membership interests payable solely to holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any membership interests of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

     "Revolving Lender" means any Lender who is committed to make Revolving Loans to Company.

     "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

     "Revolving Loan Commitment Termination Date" means December 31, 2004.

     "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of(a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender
                                             ----
is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased or deemed purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                  ----
participations purchased or deemed purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus
                                                                           ----
(d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased or deemed purchased by other Lenders) plus (e) the aggregate amount of
                                                ----
all participations purchased or deemed purchased by that Lender in any outstanding Swing Line Loans.

     "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

     "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(b) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V
                                                                ---------
annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

     "Rollover Holders" has the meaning assigned to that term in the Recitals to this Agreement.

     "Rollover Interests" has the meaning assigned to that term in the Recitals to this Agreement.

     "Securities" means any stock, shares, membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "SIG" has the meaning assigned to that term in the introduction to this Agreement.

     "SIG Holdings" means SIG Holding LLC, a Delaware limited liability company.

     "SIG Trust" means Strategic Interactive Group Co., a Massachusetts business trust.

     "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of
                                          --------
Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

     "Start-Up Losses" means, for Fiscal Year 1999, losses of Company or any of its Subsidiaries resulting from the operations of Company or any of its Subsidiaries in London, England.

     "Subordinated Indebtedness" means (i) the Management Notes and (ii) any Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Leaders.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Subsidiary Guarantor" means any Subsidiary of Company other than a BSH Agent Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

     "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company other than a BSH Agent Subsidiary from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary
                             -----------
Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Pledge Agreement" means each such Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVII annexed hereto, as such Subsidiary Pledge Agreement may
            ------------
be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

     "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by an existing Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVIII annexed hereto, as such Subsidiary Security Agreement may
        -------------
be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements. collectively.

     "Supermajority Lenders" of any Class means those Lenders which would constitute the Requisite Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Class under this Agreement were repaid in full and all Commitments thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

     "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.ID.

     "Swing Line Lender" means BTCo, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

     "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

     "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

     "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise
   ----------
modified from time to time.

     "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

     "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person
                      --------
shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (each such jurisdiction, a "Home Jurisdiction") on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office) or a franchise tax imposed by a Home Jurisdiction of such Person.

     "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

     "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

     "Term Loan Lender" means any Lender who is committed to make Term Loans to Company.

     "Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

     "Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.IE(i)(a) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be
                                       ----------
amended, supplemented or otherwise modified from time to time.

     "Title Company" means any title insurance company reasonably satisfactory to Administrative Agent.

     "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding
                ----
Swing Line Loans plus (iii) the Letter of Credit Usage.
                 ----
     "Transaction Costs" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

     "Trusts" means (i) prior to the consummation of the Reorganization, each of BSH Trust and SIG Trust and (ii) after the consummation of the Reorganization, BSH Trust.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "Vendors" has the meaning assigned to that term in the definition of BSH Agent Subsidiary.

     "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in material respects continue to function in the same manner as it performs today and shall otherwise impair the accuracy or functionality of Information Systems and Equipment.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
Agreement.
---------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3

1.3  Other Definitional Provisions and Rules of Construction.
     -------------------------------------------------------

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii).

          (i)  Term Loans. Each Term Loan Lender severally agrees to lend to
               ----------
     Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The Term Loans are the joint and several obligations of the Borrowers. The amount of each Term Loan Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $73,399,090; provided that the Term Loan Commitments of Term Loan Lenders
                  --------
     shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.lB. Each Term Loan Lender's Term
     Loan Commitment shall expire immediately and without further action on January 31, 1999 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii) Revolving Loans. Each Revolving Lender severally agrees, subject
               ---------------
     to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The Revolving Loans are the joint and several obligations of the Borrowers. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $20,000,000; provided that the Revolving Loan Commitments of Lenders
                     --------
     shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the
                                                   --------
     amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan
                           --------
     Commitment shall expire immediately and without further action on January 31, 1999 if the Term Loans and any initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

               (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                 (b) for 30 consecutive days during each consecutive twelve-month period, the sum of the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $8,000,000.

          (iii)  Swing Line Loans. Swing Line Lender hereby agrees, subject to
                 ----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding, Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The Swing Line Loans are the joint and several obligations of the Borrowers. The original amount of the Swing Line Loan Commitment is $3,500,000; provided that any reduction of the Revolving
                                    --------
     Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall
                              --------
     expire immediately and without further action on January 31, 1999 if the Term Loans and any initial Revolving Loans are not made on or before that date. Outstanding Swing Line Loans shall be converted to Revolving Loans five Business Days after the Funding Date of such Swing Line Loan. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                 (b) for 30 consecutive days during each consecutive twelve-month period, the sum of the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding principal amount of all Swing Line Loans shall not exceed $8,000,000.

With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Revolving Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise, or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such
                                                            --------
obligations of each Revolving Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

     B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount; provided that Term
                                                         --------
Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of S250,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Loans made on the Closing Date or within a period of 30 days after the Closing Date, that such Loans shall be Base Rate Loans unless approved by Administrative Agent, (iv) in the case of Revolving Loans not made on the Closing Date or within a period of 30 days after the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided
                                                                    --------
that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt (and in any event on the day following Administrative Agent's receipt) by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M.(New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company as directed by its Notice of Borrowing.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.lC shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D. The Register.

        (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (ii) Administrative Agent shall record in the Register the Term Loan Commitment and Revolving Loan Commitment and the Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such
                                         --------
     recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

        (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided
                                                                        --------
     that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or

     Company's Obligations in respect of any applicable Loans; and provided,
                                                                   --------
     further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates BTCo to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. Notes. Company shall execute and deliver on the Closing Date (i) to each Term Loan Lender (or to Administrative Agent for that Lender) a Term Note substantially in the form of Exhibit IV annexed hereto to evidence that Term Loan Lender's Term Loan, in the principal amount of that Term Loan Lender's Term Loan and with other appropriate insertions, and (ii) to each Revolving Lender (or to Administrative Agent for that Lender) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Revolving Lender's Revolving Loans, in the principal amount of that Revolving Lender's Revolving Loan Commitment and with other appropriate insertions, and (iii) to Swing Line Lender (or to Administrative Agent for Swing Line Lender) a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

     Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

     F. Joint and Several Obligations. Each of the Borrowers hereby agrees and acknowledges that the Obligations in respect of the Term Loans, Revolving Loans, Swing Line Loans and Letters of Credit and fees with respect thereto are the joint and several obligations of each Borrower and that the liability of each Borrower with respect to such Obligation shall not be affected or impaired by (a) the dissolution or termination of, or any increase, decrease or change in personnel of, any other Borrower, (b) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, any other Borrower or (c) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of any other Borrower; provided that each Borrower
                                               --------
hereby agrees that such Borrower shall not borrow amounts in excess of an amount which would render such Borrower insolvent. If any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations of the other Borrower, that Funding Borrower shall be entitled to a contribution from the other Borrower for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations. Each Borrower agrees that a separate action or actions may be brought and prosecuted against any other Borrower and whether or not any other Borrower is joined in any such action or actions.

2.2  Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.lB, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D; provided that for the
                                                       --------
first 30 days following the Closing Date any Term Loan or Revolving Loan shall bear interest at a rate determined by reference to the Base Rate unless otherwise approved by Administrative Agent. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

               (a) If a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate margin (the "Applicable Base Rate Margin") set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate is being delivered pursuant to subsection 6.1(iv); or

               (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate margin (the "Applicable Eurodollar Rate Margin") set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate is being delivered pursuant to subsection 6. 1(iv):


                                                   Applicable                Applicable
                                                 Eurodollar Rate              Base Rate
        Consolidated Leverage Ratio                   Margin                    Margin
        ----------------------------             ----------------            -----------
     Greater than or equal to:  3.75:1.00            3.00%                      2.00%

     Greater than or equal to:  3.25:1.00
     But less than:             3.75:1.00            2.75%                      1.75%

     Greater than or equal to:  2.75:1.00
     But less than:             3.25:1.00            2.50%                      1.50%

     Greater than or equal to:  2.25:1.00
     But less than:             2.75:1.00            2.25%                      1.25%

     Greater than or equal to:  1.75:1.00
     But less than:             2.25:1.00            2.00%                      1.00%

     Greater than or equal to:  1.25:1.00
     But less than:             1.75:1.00            1.75%                      0.75%

     Less than:                 1.25:1.00            1.50%                      0.50%

Upon delivery of a Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that until the delivery
                                                --------
of the first Margin Determination Certificate after the six month anniversary of the Closing Date, the Applicable Eurodollar Rate Margin shall be 3.00% per annum and the Applicable Base Rate Margin shall be 2.00% per annum; provided further
                                                              -------- -------
that at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1 (iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Applicable Eurodollar Rate Margin shall be 3.00% per annum and the Applicable Base Rate Margin shall be 2.00% per annum; provided further that if a Margin Determination Certificate erroneously
-------- -------
indicates an applicable margin more favorable to Company than would be afforded by the actual calculation of the Consolidated Leverage Ratio, Company shall promptly pay such additional interest and letter of credit fees as shall correct for such error.

          (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin less the commitment fee percentage provided for in subsection 2.3A.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:
                  --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond December 31, 2004 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

          (vii) there shall be no more than seven Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any
           --------

Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a
                                                 --------
Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

     Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, provided that no Loans shall be
                                         --------
converted to Eurodollar Rate Loans prior to the 30th day after the Closing Date unless otherwise approved by Administrative Agent, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in
                 --------
writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate

Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration
        --------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.
     ----

     A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of outstanding Revolving Loans (but not including any outstanding Swing Line Loans) plus the Letter of Credit Usage multiplied by
                                                              ---------- --
0.50%; provided that if the Consolidated Leverage Ratio for the four Fiscal
       --------
Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv) is less than or equal to 1.75:1.00, the commitment fee percentage shall be 0.375% per annum; such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided that for the first six months after the Closing Date
                  --------
the applicable commitment fee percentage shall be

0.50% per annum. Upon delivery of the Margin Determination Certificate by Company to Administrative Agent. pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that in the event that
                                          --------
Company fails to deliver a Margin Determination Certificate timely in accordance with the provisions of subsection 6.1(iv), from the time such a Margin Determination Certificate is actually delivered, the applicable commitment fee percentage shall be the maximum percentage amount set forth above per annum.

     B. Other Fees. Company agrees to pay to Arranger and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent and Arranger.

2.4  Repayments, Prepayments and Reductions in Commitments; General Provisions
     -------------------------------------------------------------------------
Regarding Payments.
------------------

     A. Scheduled Payments of Term Loans. Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

                   Date                    Scheduled Repayment
             September 30, 1999                $2,466,636.33
             December 31, 1999                  2,466,636.33
             June 30, 2000                      2,466,636.33
             September 30, 2000                 2,466,636.33
             December 31, 2000                  2,466,636.33
             June 30, 2001                      3,425,290.87
             September 30, 2001                 3,425,290.87
             December 31, 2001                  3,425,290.87
             June 30, 2002                      4,403,945.50
             September 30, 2002                 4,403,945.50
             December 31, 2002                  4,403,945.50
             June 30, 2003                      5,382,599.93
             September 30, 2003                 5,382,599.93
             December 31, 2003                  5,382,599.93
             June 30, 2004                      7,176,799.91
             September 30, 2004                 7,176,799.91
             December 31, 2004                  7,176,799.91

     provided that the scheduled installments of principal of the Term Loans set
     --------
     forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder
     --------  -------
     with respect to the Term Loans shall be paid in full no later than December 31, 2004, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

     B.  Prepayments and Reductions in Revolving Loan Commitments.

         (i)  Voluntary Prepayments.
              ---------------------

              (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, however, that a
                                             --------
          Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including without limitation amounts owing to such Lender pursuant to subsection 2.6D) in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(b) (at which time Schedule 2.1 shall be deemed
                                                ------------
          modified to reflect the changed Revolving Loan Commitments), and (2) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

          (ii) Voluntary Reductions of Revolving Loan Commitments.
               --------------------------------------------------

               (a) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan
          --------
          Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall
                                                              ------------
         be deemed modified to reflect such changed Revolving Loan Commitments), and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2 and 10.3), which shall survive as to such Lender.

         (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan
               ----------------------------------------------------------------
    Commitments. The Loans shall be prepaid and/or the Revolving Loan
    -----------
    Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

               (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                   -------------------------------------------------------
          later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.

               (b) Prepayments and Reductions from Net Insurance/ Condemnation
                   -----------------------------------------------------------
          Proceeds. No later than the first Business Day following the date of
          --------
          receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4B, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, however,
                                                              --------
          that no such prepayment shall be required to the extent (i) under the terms of any lease or other agreement existing on the date hereof such Net Insurance/Condemnation Proceeds are required to be used to replace, rebuild or repair the asset so damaged, destroyed or taken or
          (ii) Company or the applicable Subsidiary determines to utilize such Net Insurance/Condemnation Proceeds to replace, rebuild or repair the asset damaged, destroyed or taken, and in each case referred to in clauses (i) and (ii) above, Company or such Subsidiary so utilizes Net Insurance/Condemnation Proceeds within 180 days of the receipt thereof.

               (c) Prepayments and Reductions Due to Issuance of Equity
                   ----------------------------------------------------
          Securities. On the date of receipt by Company of the Cash proceeds
          ----------
          (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Securities Proceeds") from the issuance of any equity Securities of Holdings or Company after the Closing Date (other than proceeds from equity interests in Holdings or Company issued to officers and employees of Company and its Subsidiaries pursuant to option plans or similar plans or agreements adopted by Holdings' or Company's Board of Directors, as the case may be), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Equity Securities Proceeds; provided that,
                                                               --------
          (i) if the most current Margin Determination Certificate indicates that the Consolidated Leverage Ratio is less than 2.50:1.00 then such percentage shall be reduced to 0%; (ii) Net Equity Securities Proceeds received from H&F to fund any payments required to be made by Company as a result of a determination by a Governmental Authority resulting from or relating to the Section 338(h)(10) Election (as defined in the Recapitalization Agreement) or the transactions described in the Recapitalization Agreement shall be excluded from the provisions of this subsection 2.4B(iii)(c) and (iii) Net Equity Securities Proceeds used to make Permitted Acquisitions shall be excluded from the provisions of this subsection 2.4B(iii)(c).

               (d) Prepayments and Reductions Due to Issuance of Debt
                   --------------------------------------------------
          Securities. On the date of receipt by Company of the Cash proceeds
          ----------
          (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Securities Proceeds") from the issuance of debt Securities of

          Company after the Closing Date, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Securities Proceeds; provided that Net Debt Securities Proceeds received from the issuance
          --------
          of Indebtedness permitted by subsection 7.1 shall be excluded from the provisions of this subsection 2.4B(iii)(d).

               (e) Prepayments and Reductions from Consolidated Excess Cash
                   --------------------------------------------------------
          Flow. In the event that there shall be Consolidated Excess Cash Flow
          ----
          for any Fiscal Year (commencing with Fiscal Year 1999), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided that, if the most current Margin
                            --------
          Determination Certificate indicates that the Consolidated Leverage Ratio is less than 2.50:1.00 then such percentage shall be reduced to 0%.

               (f) Calculations of Net Proceeds Amounts: Additional Prepayments
                   ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations. Concurrently with any
          -----------------------------------------------
          prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, Net Debt Securities Proceeds or Net Equity Securities Proceeds (as such terms are defined in subsections 2.4B(iii)(c) and (d)), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

               (g) Prepayments Due to Reductions or Restrictions of Revolving
                   ----------------------------------------------------------
          Loan Commitments. Company shall from time to time prepay first the
          ----------------
          Swing Line Loans and second the Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2. 1A(ii) and clause (b) of the second paragraph of subsection 2.1 A(iii).

          (iv) Application of Prepayments.
               --------------------------

               (a) Application of Voluntary Prepayments by Type of Loans and
                   ---------------------------------------------------------
          Order of Maturity. Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment;

          provided that in the event Company fails to specify the Loans to which
          --------
          any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

               (b) Application of Mandatory Prepayments by Type of Loans. Any
                   -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

               (c) Application of Mandatory Prepayments of Term Loans by Order
                   -----------------------------------------------------------
          of Maturity. Any mandatory prepayments of the Term Loans pursuant to
          -----------
          subsection 2.4B(iii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A(i) that is unpaid at the time of such prepayment.

               (d) Application of Prepayments to Base Rate Loans and Eurodollar
                   ------------------------------------------------------------
          Rate Loans. Considering Term Loans and Revolving Loans being prepaid
          ----------
          separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

      C.  General Provisions Regarding Payments.

          (i)  Manner and Time of Payment. All payments by Company of principal,
               --------------------------
     interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)  Application of Payments to Principal and Interest. Except as
                -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest
                -------------------------
     payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute (and in any event shall distribute one day following Administrative Agent's receipt) to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection
     2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)  Payments on Business Days. Whenever any payment to be made
                -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)   Notation of Payment. Each Lender agrees that before disposing of
                -------------------
     any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     D.   Application of Proceeds of Collateral and Payments Under Guaranties.

          (i) Application of Proceeds of Collateral. Except as provided in
              -------------------------------------
     subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

               (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)  Application of Payments Under Guaranties. All payments received
                ----------------------------------------
     by Administrative Agent under any of the Guaranties shall be applied promptly from time to time by Administrative Agent in the following order of priority:

               (a) To the payment of the costs and expenses of any collection or other realization under such Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

               (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.
     ---------------

     A. Term Loans. The proceeds of the Term Loans, together with an aggregate of not less than $148,300,000 in equity interests of the Trusts purchased by the New Investor Group or contributed as Rollover Interests by the Rollover Holders, shall be applied (i) to purchase or redeem the Trusts' equity interests, options and stock appreciation rights for a maximum aggregate consideration, including Rollover Interests, of not more than $187,100,000, (ii) to refinance the existing Indebtedness of Company in an aggregate amount of approximately $22,200,000 and
(iii) to pay Transaction Costs of approximately $6,000,000.

     B. Revolving Loans; Swing Line Loans. In addition to the purpose specified in subsection 2.5A, the proceeds of the Revolving Loans and any Swing Line Loans shall be applied by Company for working capital requirements and general corporate purposes of the Company and its Subsidiaries, including for the avoidance of doubt, to make any payments required as a result of a determination by a Governmental Authority relating to or resulting from the Section 338(h)(10) Election (as defined in the Recapitalization Agreement) or the transactions described in the Recapitalization Agreement and to make any payments required to be made under the Internal Revenue Service Employee Plan Compliance Resolution System to rectify operational errors with regard to the BSH Employee Savings Plan.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A.  Determination of Applicable Interest Rate. As soon as practicable after
10.00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any

Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  Increased Costs: Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof; or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of; or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.  Withholding of Taxes.

         (i)   Payments to Be Free and Clear. All sums payable by Company under
               -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company.

         (ii)  Grossing-up of Payments. If Company or any other Person is
               -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof imposing any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the applicable rate (including an increase from a zero rate to a positive rate) of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii) Evidence of Exemption from U.S. Withholding Tax.
                -----------------------------------------------

                (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue

          Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (I) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender
                                               --------
          shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof; such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          (iv) If Administrative Agent or any Lender shall become aware that it is entitled to receive a refund in respect of Taxes as to which Company has paid additional or increased amounts pursuant to this Section 2.7, it shall promptly notify Company of the availability of such refund and shall apply for such refund. If Administrative Agent or any Lender receives a refund in respect of Taxes as to which Company has paid additional or increased amounts pursuant to this Section 2.7, it shall promptly notify Company of such refund and repay such refund to Company.

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy) and in an amount deemed by such Lender (in its sole discretion) to be material, then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of
     ---------------------------------------------------------------------
Lender.
------

     A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize
--------
such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     B. Replacement of Lender. If Company receives a notice pursuant to subsection 2.7A, 2.7C or 3.6, is required to pay any additional amounts pursuant to subsection 2.7B or in the event a Lender has not consented to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in subsection 10.6, Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant
                      --------
to this subsection 2.8, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.


SECTION 3. LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     ---------------------------------------------------------------------
Therein.
-------

     A. Letters of Credit. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing
Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company
                                                          --------
shall not request that any Lender issue (and no Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately
                                                --------
     preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided,
                                                                     --------
     further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (iv) any Letter of Credit denominated in a currency other than Dollars; or

          (v)  any Letter of Credit without presentation of sight drafts.

     Notwithstanding the foregoing, in the event an automatic extension of an Existing Letter of Credit would result in a final expiration date that is later than the Revolving Loan Commitment Termination Date, Company shall, in accordance with the terms of such Existing Letter of Credit, give notice to the Issuing Bank not to extend such Existing Letter of Credit and Issuing Lender shall not extend such Existing Letter of Credit.

     B.   Mechanics of Issuance.

          (i)  Notice of Issuance. Whenever Company desires the issuance of a
               ------------------
     Letter of Credit, it shall deliver to Administrative Agent either an original or a facsimile (provided that an original be delivered to
                              --------
     Administrative Agent the day following Administrative Agent's receipt of the facsimile) Request for Issuance of Letter of Credit in the form of
     Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days, or in such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day),
     (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require
     --------
     changes in the text of the proposed Letter of Credit or any such documents.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Administrative
               -------------------------------
     Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.lB(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect. Notwithstanding the foregoing, Fleet shall be the Issuing Lender for all Existing Letters of Credit.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in
                ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)  Notification to Lenders. Upon the issuance of or amendment to
                -----------------------
     any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance or amendment. The notice to the Administrative Agent shall be accompanied by a copy of such Letter of Credit or amendment and in the event a Lender requests a copy of such issuance or amendment such copies will be provided by the Administrative Agent. The Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v)   Reports to Lenders. Within l5 days after the end of each
                ------------------
     calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 4.1, the Existing Letters of Credit shall, effective as of the Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Revolving Lender shall be deemed to have irrevocably purchased from the Issuing Lender(s) of such Existing Letters of Credit a participation in such Letters of Credit and drawings thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Closing Date to the same extent as if initially issued hereunder on such date.

3.2  Letter of Credit Fees.
     ---------------------

     Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit; provided that in any event, the minimum
                                    --------
     fronting fee for any Standby Letter of Credit shall be $500 and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof for Eurodollar Rate Loans multiplied by the daily amount available from time to time to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June l5, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or
(ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Closing Date.

3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
     ------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this
                                     --------
Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving
             --------  -------
Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

     C.   Payment by Lenders of Unreimbursed Amounts Paid Under Letters of
Credit.

          (i)  Payment by Lenders. In the event that Company shall fail for any
               ------------------
     reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing
     Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Company.
               ---------------------------------------------------------------
     In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

     D.   Interest on Amounts Paid Under Letters of Credit.

          (i)  Payment of Interest by Company. Company agrees to pay to each
               ------------------------------
     Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed, in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly
               ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  Obligations Absolute.
     --------------------

     The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification: Nature of Issuing Lenders' Duties.
     --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction or out of a wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit.

3.6  Increased Costs and Taxes Relating to Letters of Credit.
     -------------------------------------------------------

     Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto (in an amount deemed by such Issuing Lender (in its sole discretion) to be material); then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

 SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to, and the existing Letters of Credit shall become Letters of Credit under this Agreement upon the satisfaction of the following conditions.

 4.1 Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans.
     -------------------------------------------------------------------------

     The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

         (i) Certified copies of the Certificate or Articles of Incorporation or other organizational documents of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

         (ii) Copies of the Bylaws or other organizational documents of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

         (iii) Resolutions of the members of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

         (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

         (v) Executed originals of the Loan Documents to which such Person is a party; and

         (vi) Such other documents as Administrative Agent may reasonably request.

     B. No Material Adverse Effect. Since December 31, 1997, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

     C.   Corporate and Capital Structure, Ownership, Management, Etc.

          (i)   Corporate Structure. The corporate organizational structure of
                -------------------
     the Trusts, Holdings and their respective Subsidiaries, both before and after giving effect to the Recapitalization and the Reorganization, shall be as set forth on Schedule 4.1C annexed hereto.

          (ii)  Capital Structure and Ownership. The capital structure and
                -------------------------------
     ownership of the Trusts, Holdings and their respective Subsidiaries, both before and after giving effect to the Recapitalization and the Reorganization, shall be as set forth on Schedule 4.1C annexed hereto.

          (iii) Management; Employment Contracts. The management structure of
                --------------------------------
     the Trusts, Holdings and their respective Subsidiaries, after giving effect to the Recapitalization and the Reorganization, shall be as set forth on
     Schedule 4.1C annexed hereto, and Administrative Agent shall have received executed copies of all employment contracts with each of Jean Alexander, Meryl Beckingham, Kathleen Biro, Robert Cosinuke, Reuben Hendell, John Hoholik, Betsy Karp, David Kenny, Harvey Kipnes, Ruben Pinchanski, Clare Robinson, Malcolm Speed and Michael Ward in the form attached as Annex E to the Recapitalization Agreement and the Non-Competition, Nonsolicitation and Confidentiality Agreement by and among BSH, Positano Partners Ltd. and Michael E. Bronner in the form attached as Annex G to the Recapitalization Agreement.

     D. Proceeds of Equity Capitalization of the Trusts. On or before the Closing Date, the New Investor Group shall have purchased equity interests in and the Rollover Holders shall have contributed Rollover Interests to the Trusts in an aggregate amount of not less than $l48,300,000, in accordance with the terms and conditions of the Recapitalization Agreement.

     E. Satisfaction With Recapitalization and Reorganization; Financing. Administrative Agent shall have received evidence satisfactory to it that (i) the final structure of the Recapitalization and the Reorganization and (ii) the sources and uses of proceeds to consummate the transactions contemplated by the Loan Documents and the Related Agreements are in accordance with the Recapitalization Agreement.

     F. Related Agreements. Administrative Agent shall have received a fully executed copy or photocopy of each Related Agreement in the form attached to the Recapitalization Agreement, including any revised Disclosure Memorandum delivered in connection with the Recapitalization Agreement, and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by the Administrative Agent to be material, in each case without the consent of the Administrative Agent.

     G.   Matters Relating to Existing Indebtedness of Company and its
Subsidiaries.

          (i)  Termination of Existing Credit Agreement and Related Liens. On
               ----------------------------------------------------------
     the Closing Date, Company shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness shall not exceed $27,100,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit (other than the Existing Letters of Credit) outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company with respect thereto. No existing Indebtedness of the Company shall remain outstanding except as permitted by subsection 7.1.

          (ii) Existing Letters of Credit. On the Closing Date, the Existing
               --------------------------
     Letters of Credit shall have become Letters of Credit under this Agreement. Company shall have furnished to Administrative Agent copies of all Existing Letters of Credit and all amendments thereto. Company shall have paid to the Lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto but excluding the Closing Date.

     H. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Recapitalization and the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company in substantially the same manner as conducted prior to the consummation of the Recapitalization and the Reorganization, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization and the Reorganization or the financing thereof. No action, request for stay, petition for review or rehearing reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     I.   Consummation of the Recapitalization.

          (i) All conditions to the Recapitalization set forth in Articles 10 and l1 of the Recapitalization Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Requisite Lenders;

          (ii) the Recapitalization shall have become effective in accordance with the terms of the Recapitalization Agreement;

          (iii) Transaction Costs shall not exceed $6,000,000, and Administrative Agent shall have received evidence to its satisfaction to such effect; and

          (iv) Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i)-(iii) above and stating that Company will proceed to consummate the Recapitalization immediately upon the making of the initial Loans.

     J. Security Interests in Personal and Mixed Property. Administrative Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)   Schedules to Collateral Documents. Delivery to Administrative
                ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii)  Stock Certificates and Instruments. Delivery to Administrative
                ----------------------------------
     Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock or other equity interests pledged pursuant to the Holdings Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreements and the Auxiliary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (iii) Lien Searches and UCC Termination Statements. Delivery to Agent
                --------------------------------------------
     of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          (iv)  UCC Financing Statements and Fixture Filings. Delivery to
                --------------------------------------------
     Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v)  PTO Cover Sheets, Etc. Delivery to Administrative Agent of all
               ---------------------
     cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral.

     K. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 1995, 1996 and 1997, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of Company and its Subsidiaries for the nine-month fiscal period ended September 30, 1998, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) pro forma balance sheet of Company and its Subsidiaries as at November 30, 1998, prepared in accordance with GAAP and reflecting the consummation of the Recapitalization and the Reorganization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and
(iv) projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of the Company and its Subsidiaries, for the six-year period after the Closing Date to be in form and substance satisfactory to Administrative Agent and Lenders.

     L. Solvency Assurances. On the Closing Date, Administrative Agent and Lenders shall have received a Financial Condition Certificate executed by the Chief Financial Officer of Company dated the Closing Date, substantially in the form of Exhibit XIII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company will be Solvent.

     M. Evidence of Insurance. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     N. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Goodwin Proctor & Hoar and Wachtell, Lipton, Rosen & Katz, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

     O. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

     P. Opinions of Counsel Delivered Under Related Agreements. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

     Q. Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     R. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

     S. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4.2  Conditions to All Loans.
     -----------------------

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.5 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of; or to recover any damages or obtain relief as a result of; the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3  Conditions to Letters of Credit.
     -------------------------------

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  No Change.
     ---------

     Since December 31, 1997, (a) there has been no development or event which in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, and (b) except as permitted by subsection 7.5 or as disclosed in the Disclosure Memorandum to the Recapitalization Agreement or the Recapitalization Agreement, during the period from December 31, 1997, to and including the date hereof, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for any Restricted Junior Payment or agreed to do so.

5.2  Existence; Compliance with Law.
     ------------------------------

     Each Loan Party (a) is duly organized and validly existing under the laws of the jurisdiction of its organization and, where applicable and except where the failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.3  Corporate Power; Authorization; Enforceable Obligations.
     -------------------------------------------------------

     Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents and Related Agreements to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Loan Party is a party except for those set forth in Schedule 4.15, Schedule
4.19 and Schedule 12.8 to the Recapitalization Agreement, filings required by federal or state securities laws, filings under the Hart-Scott-Rodino Antitrust Improvement Act, filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Closing Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Document will be duly executed and delivered on behalf of such Loan Party to which it is a party. Each Loan Document, when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party to which it is a party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.4  No Legal Bar.
     ------------

     The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the organizational documents of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or members or any approval or consent of any Person under any Contractual Obligations of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or which the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

5.5  No Material Litigation.
     ----------------------

     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company or any of its Subsidiaries, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

5.6  No Default.
     ----------

     Neither Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No Potential Event of Default or Event of Default has occurred and is continuing.

5.7  Ownership of Property; Liens.
     ----------------------------

     As of the date hereof; neither the Company nor any of its Subsidiaries owns any real property. To the extent Company or any of its Subsidiaries acquires an ownership interest in any real property after the Closing Date, Company and each of its Subsidiaries will have good record and marketable title in fee simple to all such owned real property, except as permitted by subsection 7.2. Company and each of its Subsidiaries has a valid leasehold interest or occupancy rights with respect to leasehold interests in real or personal property and none of such real property is subject to any Lien, except as permitted by subsection 7.2. Company and each of its Subsidiaries has such title to their respective personal property and assets, tangible and intangible, as is necessary to conduct their respective businesses in the same manner as such businesses have been conducted and none of such property is subject to any Lien, except as permitted by subsection 7.2. As of the Closing Date, Schedule 5.7 annexed hereto contains a
                                        ------------
true, accurate and complete list of all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.7 annexed hereto, each
                                      ------------
agreement listed in the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.8  Intellectual Property.
     ---------------------

     Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for any such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.9  No Burdensome Restrictions.
     --------------------------

     No provision of law or any governmental rule or regulation applicable to Company or any of its Subsidiaries or Contractual Obligation of such Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

5.10 Taxes.
     -----

     Company and each of its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or, to the extent due and payable, on any assessments made against it or any of its property and, to the extent due and payable, all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company or its Subsidiaries, as the case may be, and other than, in the case of jurisdictions outside the United States, where failures to timely and properly file or pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and other than taxes, assessments and other governmental charges, if any, relating to or resulting from the Section 338(h)(10) Election (as defined in the Recapitalization Agreement), or the transactions described in the Recapitalization Agreement; except as permitted by subsection 7.2, no tax Lien has been filed, and, to the knowledge of Company no claim is being asserted, with respect to any such tax, fee or other charge (other than, in the case of jurisdictions outside the United States, such Liens, taxes, fees and other charges as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

5.11 Federal Regulations.
     -------------------

     No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation U.

5.12 ERISA.
     -----

     On and as of the Closing Date, no Company Employee Benefit Plan is or was a Pension Plan or a Multiemployer Plan. Except as set forth on Schedule 5.12 and except for such exceptions which could not reasonably be expected in the aggregate to have a Material Adverse Effect: (i) no ERISA Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan, or is reasonably expected to occur; (ii) Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Company Employee Benefit Plan and have performed all their obligations under each Company Employee Benefit Plan; (iii) each Company Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified; and (iv) except to the extent required under Section 4980B of the Internal Revenue Code or other applicable law or individual contract, no Company Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, and excluding for purposes of such computation all Pension Plans with respect to which assets exceed benefit liabilities (as defined in Section 4001(a)(16) of ERISA), the sum of:

          (i) the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) individually or in the aggregate for all Company Pension Plans; and

          (ii) the liability that the Company or its Subsidiaries could reasonably be expected to incur as the result of such unfunded benefit liabilities, individually or in the aggregate, for all Pension Plans other than Company Pension Plans (assuming amortization of such unfunded benefit liabilities over ten years);

does not exceed $1,000,000. As of the most recent valuation date for which an actuarial report has been received and based on information available pursuant to Section 4221(e) of ERISA, the sum of:

          (i) the potential liability of Company and its Subsidiaries for a complete withdrawal from all Multiemployer Plans (within the meaning of Section 4203 of ERISA) to which the Company or any of its Subsidiaries contribute, and

          (ii) the liability that the Company or its Subsidiaries could reasonably be expected to incur as a result of the complete withdrawal from all Multiemployer Plans to which neither the Company nor any of its Subsidiaries contribute, after considering the financial condition of the all of the ERISA Affiliates most closely related to the contributing employer(s);

does not exceed $1,000,000. No Multiemployer Plan is in reorganization or insolvent.

5.13 Investment Company Act; Other Regulations.
     -----------------------------------------

     Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Company is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

5.14 Environmental Protection.
     ------------------------

     Except for such exceptions as in the aggregate could not reasonably be expected to have a Material Adverse Effect:

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and condition at or in the Facilities) comply with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with the terms and conditions of such Governmental Authorizations;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or
     (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to any Release or threatened Release of any Hazardous Materials at any Facility or at any other location;

          (iv) none of the operations of Company or any of its Subsidiaries is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

          (v) (a) neither Company nor any of its Subsidiaries nor any of their respective Facilities which are owned by Company or any of its Subsidiaries or operations are subject to any outstanding written order or agreement with any governmental authority of private party relating to (x) any Environmental Laws or (y) any Environmental Claims and (b) neither Company nor any of its Subsidiaries nor any of their respective Facilities which are leased by Company or its Subsidiaries are, to its knowledge, subject to any outstanding written order or agreement with any governmental authority or private party relating to (x) any Environmental Laws or (y) any Environmental Claims;

          (vi) neither Company nor any of its Subsidiaries has, to its knowledge, any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

          (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility (other than hazardous waste manifested in the ordinary course of business), and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

          (viii) (a) no Hazardous Materials exist on, under or about any Facility which is owned by Company or any of its Subsidiaries in a manner that has a reasonable possibility of giving rise to an Environmental Claim,
     (b) to the knowledge of Company or any of its Subsidiaries, no Hazardous Materials exist on, under or about any Facility which is leased by Company or any of its Subsidiaries and (c) neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim;

          (x) (a) no underground storage tanks or surface impoundments are on or at any Facility which is owned by Company or any of its Subsidiaries, and (b) to the knowledge of Company or any of its Subsidiaries, no underground storage tanks or surface impoundments are on or at any Facility which is leased by Company or any of its Subsidiaries; and

          (xi) (a) no Lien in favor of any Person relating to any Environmental Claim has been filed or has been attached to any Facility which is owned by Company or any of its Subsidiaries, and (b) to the knowledge of Company or any of its Subsidiaries, no Lien in favor of any Person relating to any Environmental Claim has been filed or has been attached to any Facility which is leased by Company or any of its Subsidiaries.

5.15 Accuracy of Information.
     -----------------------

     No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them (including, without limitation, the Related Agreements), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, any financial information furnished pursuant to subsection 4.1N, taken as a whole), contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or taking such documents, certificates or written statements as a whole, omitted to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances in which it was made not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent for the benefit of the Lenders (including, without limitation, the Related Agreements) for use in connection with the transactions contemplated hereby and by the other Loan Documents.

5.16 Security Documents.
     ------------------

     A. Each of the Holdings Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreements and the Auxiliary Pledge Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Collateral, and proceeds thereof and, when the stock certificates or evidences of other equity interests representing the Pledged Collateral are delivered to the Administrative Agent, each such Holdings Pledge Agreement, Company Pledge Agreement, the Subsidiary Pledge Agreements and the Auxiliary Pledge Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor in respect thereof in such Pledged Collateral and the proceeds thereof in favor of the Administrative Agent for the benefit of the Lenders, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally) prior and superior in right to any other Person.

     B. Each of the Company Security Agreement and Subsidiary Security Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and proceeds thereof, when financing statements in appropriate form are filed, except as set forth in such Company Security Agreement and Subsidiary Security Agreement, such Company Security Agreement, constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Company and such Subsidiary in such Collateral and, to the extent provided therein, the proceeds thereof in favor of the Administrative Agent for the benefit of the Lenders, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 7.2.

     C. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.17B and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     D. Except such as may have been filed in favor of Administrative Agent and as contemplated by subsection 5.16B, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     E. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     F. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17 Subsidiaries.
     ------------

     All of the Subsidiaries of Company are identified in Schedule 5.17 annexed
                                                          -------------
hereto, as said Schedule 5.17 may be supplemented from time to time pursuant to
                -------------
the provisions of subsection 6.1(xvii). The capital stock or other equity interests of each of the Subsidiaries of Company identified in Schedule 5.17
                                                               -------------
annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock or other equity interests constitutes Margin Stock. Each of the Subsidiaries of Company identified in
Schedule 5.17 annexed hereto (as so supplemented) is a corporation duly
-------------
organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, individually or in the aggregate has not had and will not have a Material Adverse Effect. Schedule 5.17 annexed hereto (as
                                             -------------
so supplemented) correctly sets forth, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.18 Financial Condition.
     -------------------

     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at September 30, 1998 and the related unaudited consolidated statements of income, stockholders' equity cash flows of Company and its Subsidiaries for the nine months then ended (iii) pro forma balance sheet of Company and its Subsidiaries as at the Closing Date, reflecting the consummation of the Recapitalization and the Reorganization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, and (iv) projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of the Company and its Subsidiaries, for the six-year period after the Closing Date. The statements referred to in clauses (i) through (iii) were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except as set forth in Schedule 5.18 and except for taxes, assessments and other governmental charges, if any, relating to or resulting from, the Section 338(h)(10) Election (as defined in the Recapitalization Agreement) or the transactions described in the Recapitalization Agreement, Company does not, as of the Closing Date, have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.19 Certain Fees.
     ------------

     Other than as disclosed in the Recapitalization Agreement, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.20 Employee Matters.
     ----------------

     There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.21 Solvency.
     --------

     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.22 Related Agreements.
     ------------------

     A. Delivery of Related Agreements. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     B. Warranties of Company. Subject to the qualifications set forth therein, each of the representations and warranties given by Company to H&F in the Recapitalization Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

5.23 Year 2000.
     ---------

     All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment will be completed by June 30, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in an Event of Default or a Material Adverse Effect.

SECTION 6. COMPANY'S AFFIRMATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   Financial Statements and Other Reports.
      --------------------------------------

      Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i)       Monthly Financials: as soon as available and in any event
                    ------------------
      within 30 days after the end of each month ending after the Closing Date,
      (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the material changes, if any, in operations of Company and its Subsidiaries from the Financial Plan for the current Fiscal Year in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

          (ii)      Quarterly Financials: as soon as available and in any event
                    --------------------
      within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the material changes, if any, in the operations of Company and its Subsidiaries from the Financial Plan for the current Fiscal Year in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

           (iii)    Year-End Financials: as soon as available and in any event
                    -------------------
      within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the changes in the operations of Company and its Subsidiaries from the operations of Company and its Subsidiaries reflected in the financial statements delivered pursuant to subdivisions (i) and (ii) above for the current Fiscal Year in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)      Officers' and Compliance Certificates: together with each
                    -------------------------------------
      delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating (x) that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto and (y) that the Company does not as at the date of such Officer's Certificate, have any Contingent Obligation, contingent liability or unusual forward or long-term commitment arising from any amendments to the Management Contracts that is not reflected in the financial statements being delivered or the notes thereto and which in any such case is material in relation to the business operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; and (c) a Margin Determination Certificate demonstrating in reasonable detail the Consolidated Leverage Ratio for the four consecutive fiscal quarters ending on the last day of the accounting period covered by such financial statements.

          (v)       Reconciliation Statements: if, as a result of any change in
                    -------------------------
      accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.18, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
      (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.l following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi)      Accountants' Certification: together with each delivery of
                    --------------------------
      consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, (x) the comment letter submitted by such accountants to management and (y) a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                         --------
      reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)     Accountants' Reports: promptly upon receipt thereof (unless
                    --------------------
      restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants;

          (viii)    SEC Filings and Press Releases: promptly upon their becoming
                    ------------------------------
      available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (ix)      Events of Default, etc.: promptly upon any officer of
                    -----------------------
      Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x)       Litigation or Other Proceedings: (a) promptly upon any
                    -------------------------------
      officer of Company obtaining knowledge of (X) the institution of; or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                    (a) could reasonably be expected to have a Material Adverse Effect; or

                    (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi)      ERISA Events: promptly upon the Company becoming aware of
                    ------------
      the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)     ERISA Notices: with reasonable promptness, copies of (a)
                    -------------
      each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, or any of its Subsidiaries with respect to each Company Pension Plan; (b) all notices received by Company or (if obtained by the Company) any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor, the Internal Revenue Service or the PBGC concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii)    Financial Plans: as soon as practicable and in any event no
                    ---------------
      later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Year), including (a) forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

          (xiv)     Insurance: as soon as practicable and in any event by the
                    ---------
      last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv)      Members: with reasonable promptness, written notice of any
                    -------
      change in the members of Company;

          (xvi)     New Subsidiaries: promptly upon any Person becoming a
                    ----------------
      Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.18 annexed
                                                          -------------
      hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.18
                                                             -------------
      annexed hereto for all purposes of this Agreement);

          (xvii)    Material Contracts: promptly, and in any event within ten
                    ------------------
      Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto, and on January 31 of a given year a written statement to the extent that the annual revenue generated by a company which is a client of the Company or any of its Subsidiaries for the Company or any of its Subsidiaries has decreased by $5,000,000 or more during the prior year as compared with the revenue of such client in the prior preceding year;

          (xviii)   UCC Search Report: As promptly as practicable after the date
                    -----------------
      of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.IJ(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

          (xix) as promptly, and in any event, within ten Business Days of compliance with subsections 2.1A(ii)(b) and 2.1A(iii)(b), notice of such compliance.

          (xx)      Other Information: with reasonable promptness, such other
                    -----------------
      information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2   Corporate Existence, etc.
      ------------------------

      Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries
          --------  -------
shall be required to preserve any such right or franchise if the Board of Directors or members of Company or such Subsidiary, as applicable shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3   Payment of Taxes and Claims; Tax Consolidation.
      ----------------------------------------------

      A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, except for taxes, assessments and other governmental charges, if any, relating to or resulting from the Section 338(h)(10) Election (as defined in the Recapitalization Agreement) or the transactions described in the Recapitalization Agreement which taxes, assessments and other governmental charges, if any, shall be paid promptly after a final determination by a Governmental Authority that such amounts are owing, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such
                                                        --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

      B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than BSH Trust, SIG Trust, BSH Holdings, SIG Holdings, Company or any of its Subsidiaries).

6.4   Maintenance of Properties; Insurance.
      ------------------------------------

      A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

      B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5   Inspection Rights; Lender Meeting.
      ---------------------------------

      A. Inspection Rights. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in
 --------
any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

      B. Lender Meeting. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6   Compliance with Laws, etc.
      -------------------------

      Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7   Environmental Disclosure and Inspection; Remedial Action Regarding
      ------------------------------------------------------------------
Hazardous Materials.
-------------------

      A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply with all Environmental Laws and cause (i) their respective employees, agents, contractors and subcontractors and (ii) all other Persons on or occupying any real property owned by Company or any of its Subsidiaries or with respect to which Company or any of its Subsidiaries is lessor to comply with all Environmental Laws.

      B. Company shall promptly advise Administrative Agent and Lenders in writing and in reasonable detail of any of the following which, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect (i) any Release of any Hazardous Materials made by Company or any of its Subsidiaries required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any Release of any Hazardous Materials made by a Person other than Company or any of Company's Subsidiaries required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws to the extent Company or any of its Subsidiaries has received written notice of such Release, (iii) any and all written communications of the Company or any of its Subsidiaries with respect to any Environmental Claims or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iv) any and all written communications of any Person other than the Company or any of its Subsidiaries with respect to any Environmental Claims or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency to the extent Company or any of its Subsidiaries has received written notice of such communications, (v) any remedial action taken by Company or, to the extent Company or any of its Subsidiaries has received written notice, any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim, or (y) any Environmental Claim, (vi) the discovery by Company or any of its Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any Facility which is owned by Company or any of its Subsidiaries that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, (vii) to the extent Company or any of its Subsidiaries has received written notice of any occurrence or condition on any real property adjoining or in the vicinity of any Facility which is leased by Company or any of it Subsidiaries that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (viii) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

6.8   Execution of Subsidiary Guaranty and Personal Property Collateral
      -----------------------------------------------------------------
Documents by Certain Subsidiaries and Future Subsidiaries: Auxiliary Pledge
---------------------------------------------------------------------------
Agreements; Collateral.
----------------------

      A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Subsidiary of Company after the date hereof, with the exception of a BSH Agent Subsidiary, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary, if it is a Domestic Subsidiary, to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents. With respect to any such Subsidiary which is a Domestic Subsidiary, Company shall also deliver to Administrative Agent a Subsidiary Pledge Agreement, granting to Administrative Agent on behalf of Lenders a First Priority Lien in 100% of the capital stock or other equity interests of such Domestic Subsidiary, and with respect to any such Subsidiary which is a Foreign Subsidiary, if Company or a Domestic Subsidiary owns the capital stock or other equity interests of such Foreign Subsidiary, Company shall deliver to Administrative Agent an Auxiliary Pledge Agreement granting to Administrative Agent on behalf of Lenders a First Priority Lien in 65% of the capital stock or other equity interests of such Foreign Subsidiary, and, in each case, Company shall take, or cause to be taken, all such other actions as Administrative Agent shall deem necessary or desirable to perfect such security interest.

      B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation or other organizational documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business if such Subsidiary is a Domestic Subsidiary and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each such jurisdictions if such Subsidiary is a Domestic Subsidiary, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws or other organizational documents, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent,
(iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary Guarantor executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary Guarantor, in form and substance satisfactory to Agents and their respective counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agents may reasonably request, all of the foregoing to be satisfactory in form and substance to Agents and their respective counsel.

6.9   Conforming Leasehold Interests: Matters Relating to Additional Real
      -------------------------------------------------------------------
Property Collateral.
-------------------

      A. Conforming Leasehold Interests. If Company or any of its Subsidiaries acquires any Leasehold Property after the Closing Date, Company shall, or shall cause such Subsidiary to, use its reasonable good faith best efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money excluding reasonable attorneys' fees incurred by (i) the landlord under the applicable lease, (ii) Administrative Agent and (iii) Company or such Subsidiary) to cause such Leasehold Property to be a Conforming Leasehold Interest.

      B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i)       Additional Mortgage. A fully executed and notarized Mortgage
                    -------------------
      (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii)      Opinions of Counsel. (a) A favorable opinion of counsel to
                    -------------------
      such Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii)     Landlord Consent and Estoppel; Recorded Leasehold Interest.
                    ----------------------------------------------------------
      In the case of an Additional Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)      Title Insurance. (a) If required by Administrative Agent, an
                    ---------------
      ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard suryey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and
      (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

          (v)       Title Report. If no Additional Mortgage Policy is required
                    ------------
      with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

          (vi)      Copies of Documents Relating to Title Exceptions. Copies of
                    ------------------------------------------------
      all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vii)     Matters Relating to Flood Hazard Properties. (a) Evidence,
                    -------------------------------------------
      which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property, and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii)    Environmental Audit. If required by Administrative Agent,
                    -------------------
      reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

      C. Real Estate Appraisals. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

6.10  Interest Rate Protection. By the date which is 90 days after the Closing
      ------------------------
Date until the two year anniversary after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Term Loan outstanding on the Closing Date, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate of not more than 10% per annum with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent and with a term of not less than two years after the Closing Date.

6.11  Deposit Accounts and Cash Management Systems.
      --------------------------------------------

      Company shall, and shall cause each of its Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent. Company shall not permit any of such Deposit Accounts with any Person other than Administrative Agent or any other Lenders at any time to have a principal balance in excess of

$500,000 unless Company or such Subsidiary, as the case may be, has (i) delivered to Administrative Agent an agreement, satisfactory in form and substance to Administrative Agent and executed by such Person, pursuant to which such Person confirms and acknowledges Administrative Agent's security interest in, and sole dominion and control over, such Deposit Account and waives its rights to set-off with respect to amounts in such Deposit Account and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent has sole dominion and control over such Deposit Account; provided that if Company or such Subsidiary is unable to obtain
                 --------
such agreement from such Person Company shall, or shall cause such Subsidiary to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained with a Person from which Company or such Subsidiary has obtained such an agreement. Company shall not permit the aggregate amount on deposit in all Deposit Accounts of Company and of its Subsidiaries with any Person other than Administrative Agent or any other Lenders at any time to exceed $500,000.

6.12  BSH Agent Subsidiary.
      --------------------

      At the request of Administrative Agent, any Client or any Media Production Vendor, Company shall establish a BSH Agent Subsidiary, such BSH Agent Subsidiary to be subject to the provisions contained in this Agreement. Notwithstanding any provision contained in this Agreement or in any of the other Loan Documents, no BSH Agent Subsidiary shall be required to grant to Administrative Agent a Lien in its personal and mixed property assets nor shall such BSH Agent Subsidiary be required to guaranty the Obligations.

6.13  Year 2000.
      ---------

      The Company will ensure that its Information Systems and Equipment are at all times after June 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify the Administrative Agent promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, Company shall provide the Administrative Agent and any Lender with such information about its Year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Lender shall reasonably request.

SECTION 7.  COMPANY'S NEGATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.
     ------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company may become and remain liable with respect to Indebtedness in respect of (a) Capital Leases and (b) tenant improvement loans with respect to improvements made to the premises occupied by Company pursuant to the lease between Company and Prudential Insurance Company of America dated May 31, 1995, as amended, in an aggregate principal amount not to exceed $1,601,544;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made; provided, further
                                                          --------  -------
     Indebtedness of any BSH Agent Subsidiary shall at no time exceed the amount required to finance the working capital needs of such BSH Agent Subsidiary;

          (v) Company may become and remain liable with respect to Indebtedness in respect of the Management Notes;

          (vi) Acquired Indebtedness of the Company or any Subsidiary of Company not exceeding $3,000,000 at any one time outstanding; provided that
                                                                   --------
     (a) the transaction pursuant to which such Acquired Indebtedness becomes Acquired Indebtedness is a transaction permitted under subsection 7.3, (b) the principal amount of such Acquired Indebtedness is not increased, (c) the maturity of Indebtedness is not shortened, and (d) such Indebtedness is not secured by any Lien on any property other than that which secured it before such event; and

          (vii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

     For avoidance of doubt, deferred compensation obligations of Company or any of its Subsidiaries shall not constitute Indebtedness under this Agreement.

7.2  Liens and Related Matters.
     -------------------------

     A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)   Permitted Encumbrances;

          (ii)  Liens granted pursuant to the Collateral Documents;

          (iii) Liens described in Schedule 7.2 annexed hereto;

          (iv) Liens securing Indebtedness permitted under subsection 7.1(vi) so long as such Liens cover only property which was subject to Liens securing such Indebtedness before such Indebtedness became Acquired Indebtedness;

          (v)   Liens securing Indebtedness permitted under subsection 7.l(iii);
     and

          (vi) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock or membership interests owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  Investments; Joint Ventures.
     ---------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

          (v) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $1,000,000; provided that
                                                                  --------
     if the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv) is less than or equal to 2.50: 1.00, Company and its Subsidiaries may make other Investments in an aggregate amount not to exceed at any time $10,000,000; provided further that the aggregate
                                        -------- -------
     amount of any one Investment or series of related Investments shall not exceed $5,000,000;

          (vi)  Company and its Subsidiaries may make Permitted Acquisitions;
     and

          (vii) Company and its Subsidiaries may continue to own their existing Investments in their respective Subsidiaries as of the Closing Date and may make additional Investments in their respective wholly-owned Subsidiaries.

 7.4  Contingent Obligations.
      ----------------------

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

           (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

           (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; provided that no Loan Party
                                                   --------
      shall have granted
     any Lien securing obligations (including reimbursement obligations relating to any Existing Letters of Credit) other than pursuant to the Loan Documents;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into with a Lender; and

          (iv) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                              --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $1,000,000.

7.5  Restricted Junior Payments.
     --------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may issue Management Notes;
                           --------
(ii) Company may pay Cash interest or make Cash payments of principal on the Management Notes and may purchase for Cash a member of Company's management's interests in the Trusts (or successor entities of the Trusts) in an aggregate amount for all such payments or purchases not to exceed $10,000,000 provided
                                                                    --------
that such Cash Restricted Junior Payments shall not exceed (A) $1,000,000 in the aggregate for any one Fiscal Year so long as the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the most recent Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv) exceeds 2.50:1.00 or (B) $2,000,000 in the aggregate for any one Fiscal Year so long as Consolidated Leverage Ratio is less than or equal to 2.50:100; provided, further
                                                               --------
that any portion of the amount permitted pursuant to the foregoing clause (B) together with any amount carried forward from a prior year which is not utilized for such purpose in a given Fiscal Year may be carried over to the subsequent Fiscal Year up to a maximum amount so carried forward to such subsequent Fiscal Year of $2,000,000; (iii) Company may make distributions to BSH Holdings or SIG Holdings and BSH Holdings and SIG Holdings may make distributions to BSH Trust or SIG Trust in an amount not to exceed the amount necessary for such Person to pay Taxes imposed on such Person when due; (iv) Company may make distributions to BSH Holdings or SIG Holdings and BSH Holdings and SIG Holdings may make distributions to BSH Trust or SIG Trust in an annual amount not to exceed $100,000 for the purpose of paying general operating expenses of Holdings and the Trusts; and (v) Company may make distributions in Fiscal Year 1999 to Michael E. Bronner, Reuben Cosinuke, Kathleen Biro, Ruben Pinchanski and Myron Slosberg in an aggregate amount not to exceed $3,000,000.

7.6  Financial Covenants.
     -------------------

     A.  Minimum Interest Coverage Ratio. Company shall not permit the ratio of
(i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                     Minimum
                   Period                     Interest Coverage Ratio
          --------------------------          -----------------------
          First Fiscal Quarter 1999                  2.25:1.00
          Second Fiscal Quarter 1999                 2.50:1.00
          Third Fiscal Quarter 1999                  2.75:1.00
          Fourth Fiscal Quarter 1999                 3.00:1.00

          First Fiscal Quarter 2000                  3.25:1.00
          Second Fiscal Quarter 2000                 3.50:1.00
          Third Fiscal Quarter 2000                  4.00:1.00
          Fourth Fiscal Quarter 2000                 4.50:1.00

          First Fiscal Quarter 2001                  5.00:1.00
          Second Fiscal Quarter 2001                 5.00:1.00
          Third Fiscal Quarter 2001                  5.00:1.00
          Fourth Fiscal Quarter 2001                 5.00:1.00

          First Fiscal Quarter 2002                  5.00:1.00
          Second Fiscal Quarter 2002                 5.00:1.00
          Third Fiscal Quarter 2002                  5.00:1.00
          Fourth Fiscal Quarter 2002                 5.00:1.00

          First Fiscal Quarter 2003                  5.00:1.00
          Second Fiscal Quarter 2003                 5.00:1.00
          Third Fiscal Quarter 2003                  5.00:1.00
          Fourth Fiscal Quarter 2003                 5.00:1.00

          First Fiscal Quarter 2004                  5.00:1.00
          Second Fiscal Quarter 2004                 5.00:1.00
          Third Fiscal Quarter 2004                  5.00:1.00
          Fourth Fiscal Quarter 2004                 5.00:1.00


     B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                   Period                        Maximum Leverage Ratio
          -------------------------              ----------------------
          First Fiscal Quarter 1999                    4.60:1.00
          Second Fiscal Quarter 1999                   4.25:1.00
          Third Fiscal Quarter 1999                    4.00:1.00
          Fourth Fiscal Quarter 1999                   3.75:1.00

          First Fiscal Quarter 2000                    3.50:1.00
          Second Fiscal Quarter 2000                   3.25:1.00
          Third Fiscal Quarter 2000                    2.75:1.00
          Fourth Fiscal Quarter 2000                   2.50:1.00

          First Fiscal Quarter 2001                    2.00:1.00
          Second Fiscal Quarter 2001                   1.75:1.00
          Third Fiscal Quarter 2001                    1.75:1.00
          Fourth Fiscal Quarter 2001                   1.75:1.00

          First Fiscal Quarter 2002                    1.75:1.00
          Second Fiscal Quarter 2002                   1.75:1.00
          Third Fiscal Quarter 2002                    1.75:1.00
          Fourth Fiscal Quarter 2002                   1.75:1.00

          First Fiscal Quarter 2003                    1.75:1.00
          Second Fiscal Quarter 2003                   1.75:1.00
          Third Fiscal Quarter 20003                   1.75:1.00
          Fourth Fiscal Quarter 2003                   1.75:1.00

          First Fiscal Quarter 2004                    1.75:1.00
          Second Fiscal Quarter 2004                   1.75:1.00
          Third Fiscal Quarter 2004                    1.75:1.00
          Fourth Fiscal Quarter 2004                   1.75:1.00

     C. Minimum Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative amount indicated:

                                               Minimum Consolidated
                 Period                          Adjusted EBITDA
          -------------------------            --------------------
          First Fiscal Quarter 1999                $19,250,000
          Second Fiscal Quarter 1999               $21,300,000
          Third Fiscal Quarter 1999                $22,500,000
          Fourth Fiscal Quarter 1999               $23,000,000

          First Fiscal Quarter 2000                $24,000,000
          Second Fiscal Quarter 2000               $24,000,000
          Third Fiscal Quarter 2000                $27,000,000
          Fourth Fiscal Quarter 2000               $28,000,000

          First Fiscal Quarter 2001                $29,000,000

7.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions.
     ----------------------------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except;

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company
                           --------
     or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) Trusts or Holdings may be merged with or into Company, or be liquidated, wound up or dissolved, or all or part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions to Company; provided
                                                                    --------
     that in the case of such a merger, Company shall be the continuing or surviving corporation;

          (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iv) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (v) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

          (vi) subject to subsection 7.12, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $100,000; provided that (x) the consideration received for such assets
               --------
     shall be in an amount at least equal to the fair market value thereof; (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a), and

          (vii) Company and its Subsidiaries may make Investments in accordance with subsection 7.3.

7.8  Consolidated Capital Expenditures.
     ---------------------------------

     Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any
      --------
Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than $1,000,000), of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

                                  Maximum Consolidated
      Fiscal Year                 Capital Expenditures
      -----------                 --------------------
         1999                          $ 8,500,000
         2000                          $ 8,500,000
         2001                          $ 9,000,000
         2002                          $10,000,000
         2003                          $11,000,000
         2004                          $12,000,000

7.9    Sales and Lease-Backs.
       ---------------------

       Except for equipment leases to the extent such equipment leases are permitted under subsection 7.8, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

7.10   Sale or Discount of Receivables.
       -------------------------------

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.11   Transactions with Shareholders and Affiliates.
       ---------------------------------------------

       Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
           --------
transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries (iii) payment of Transaction Costs and payments permitted under subsection 7.5, (iv) transactions contemplated by the Related Agreements and (v) arms-length transactions in the ordinary course of business with other companies in which H&F is an investor.

7.12 Disposal of Subsidiary Stock.
     ----------------------------

     Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(i) or (vi), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors or members if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.13 Conduct of Business.
     -------------------

     From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.14 Amendments or Waivers of Certain Related Agreements: Amendments of
     ------------------------------------------------------------------
Documents Relating to Subordinated Indebtedness.
-----------------------------------------------

     A. Amendments or Waivers of Certain Related Agreements. Neither Company nor any of its Subsidiaries will (i) agree to any amendments to either the Recapitalization Agreement or the Noncompetition and Nonsolicitation Agreement after the Closing Date, or (ii) waive any of its rights under either the Recapitalization Agreement or the Noncompetition and Nonsolicitation Agreement after the Closing Date, which amendments or waivers in the aggregate would be materially adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver. Each of Company and its Subsidiaries agree to provide Administrative Agent written notice of(i) any amendments made to either the Governance Agreement or any of the Management Contracts and (ii) any waiver of Company's or any of its Subsidiaries' rights under either the Governance Agreement or any of the Management Contracts promptly after such amendment or waiver has been made, which amendments or waivers in the aggregate would be materially adverse to Lenders.

     B. Amendments of Documents Relating to Subordinated Indebtedness. Except for payments or prepayments on the Management Notes permitted pursuant to subsection 7.5, Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

7.15      Fiscal Year.
          -----------

          Company shall not change its Fiscal Year-end from December 31.


SECTION 8. EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.
     ---------------------------------

     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  Default in Other Agreements.
     ---------------------------

           (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  Breach of Certain Covenants.
     ---------------------------

     Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  Breach of Warranty.
     ------------------

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.
     -----------------------------------

     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 20 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     ----------------------------------------------------

     A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     --------------------------------------------------

     Holdings, Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8  Judgments and Attachments.
     -------------------------

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.
     -----------

     Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10 Employee Benefit Plans.
     ----------------------

     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of liability from unfunded benefit liabilities or withdrawal liability, calculated in accordance with the provisions of subsection 5.12, which exceeds $1,000,000; or

8.11 Change in Control.
     -----------------

     H&F shall cease to beneficially own and control at least a majority of the issued or outstanding interests of the Trusts entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of the Trusts; the Trusts shall cease to beneficially own (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) 100% of the membership interests of Holdings; or Holding shall cease to beneficially own 100% of the membership interest of Company. Any Person or any two or more Persons acting in concert who is not a holder of stock or stock options as of the Closing Date shall have acquired beneficial ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

8.12 Invalidity of Guaranties: Failure of Security; Repudiation of Obligations.
     -------------------------------------------------------------------------

     At any time after the execution and delivery thereof; (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any

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

Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof; the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13 Failure to Consummate Reorganization.
     ------------------------------------

     The Reorganization shall not be consummated in accordance with this Agreement and the applicable Related Agreements on the day following the making of the initial Loans, or the Reorganization shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

8.14 Conduct of Business By Holdings.
     -------------------------------

     Trusts shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Related Agreements to which it is a party or (ii) own any assets other than (a) the membership interests of Holdings and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 annually for the purpose of paying general operating expenses of Trusts. Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets other than (a) the membership interests of Company and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 annually for the purpose of paying general operating expenses of Holdings:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the
                                                      --------
foregoing shall not affect in any way the

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

obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9. AGENTS

9.1  Appointment.
     -----------

     A. Appointment of Agents. BTCo is hereby appointed Administrative Agent, Fleet is hereby appointed Documentation Agent and BankBoston is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes such Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

     In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

     Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof; together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Each Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon such Agent any obligations in respect of this Agreement or any of the other Loan

Documents except as expressly set forth herein or therein. Neither Documentation Agent nor Syndication Agent shall have any duties or obligations under this Agreement in their capacities as such.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. Neither of the Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Representations and Warranties; No Responsibility For Appraisal of
     ------------------------------------------------------------------
Creditworthiness.
----------------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  Right to Indemnity.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to such Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  Successor Administrative Agent and Swing Line Lender.
     ----------------------------------------------------

     A. Successor Administrative Agents. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative

Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Bankers Trust Company or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6  Collateral Documents and Guaranties.
     -----------------------------------

     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall
                                      --------
not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or
-------- -------  -------
authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof; and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10.  MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit.
     -------------------------------------------------------------

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that
                                                                  --------
no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no
                                                      --------
such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further
                                                              --------
that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything
                                           --------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.  Assignments.

         (i)   Amounts and Terms of Assignments. Each Commitment, Loan, Letter
               --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement,
     (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection l0.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the
                                 --------
     Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

         (ii)  Acceptance by Administrative Agent: Recordation in Register. Upon
               -----------------------------------------------------------
     its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company.

     Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2 Expenses.
     --------

     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9C, any environmental audits or reports provided for under subsection or 6.9B(viii) and any audits or reports provided for under subsection 6.5B with respect to Inventory and accounts receivable of Company and its Subsidiaries; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  Indemnity.
      ---------

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Agent and Lenders, and the officers, directors, employees, agents and affiliates of each Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof; or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4  Set-Off: Security Interest in Deposit Accounts.
      ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured and whether or not otherwise fully secured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5  Ratable Sharing.
      ---------------

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment
      --------
received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  Amendments and Waivers.
      ----------------------

     A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any amendment, modification, termination,
                   --------
waiver or consent which:

               (a) extends the final scheduled maturity of any Loan or Note or extends the stated maturity of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

               (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents, or (y) the Guarantors (except as expressly provided in the Loan Documents) from their obligations under any of the Guaranties; or

               (c) amends, modifies or waives any provision of this subsection 10.6; or

               (d) reduces the percentage specified in the definition "Requisite Lenders" or "Super Majority Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Requisite Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing
          Date); or

               (e) consents to the assignment or transfer by Company of any of its rights and obligations under this Agreement or any other Loan Document; or

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders (with Obligations being directly affected in the case of clause (a) above).

          In addition, (i) no amendment, modification, termination or waiver of any provision of any Note held by a Lender or which increases the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of such Lender, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.lA(iii) or any other provision of this Agreement relating to the Swing Line Lender shall be effective without the written concurrence of Swing Line Lender, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, and (iv) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any interim scheduled payments, voluntary and mandatory prepayments, or Commitment reductions applicable to either Class in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of Super Majority Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Class shall be deemed to disadvantage such other Class for purposes of this clause (iv)).

     B. If; in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Notes which requires the consent of all Lenders, the consent of Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(b); provided that unless the Commitments that are terminated and the Loans that are
--------
repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new

Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to
                 -------- -------
terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4B(ii)(b), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; provided
                                                                    --------
still further that Company shall not have the right to replace a Lender solely
----- -------
as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second paragraph of subsection 10.6A.

     C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7 Independence of Covenants.
     -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 Notices.
     -------

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not
                        --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9  Survival of Representations, Warranties and Agreements.
      ------------------------------------------------------

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
      -----------------------------------------------------

      No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside.
      -------------------------------

      None of the Agents or any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to any Agent or Lenders (or to any Agent for the benefit of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability.
      ------------

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders' Rights.
      ----------------------------------------------------------

      The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings.
      --------

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law.
      --------------

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 Successors and Assigns.
      ----------------------

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 Consent to Jurisdiction and Service of Process.
      ----------------------------------------------

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT

          REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18 Waiver of Jury Trial.
      --------------------

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 Confidentiality.
      ---------------

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order,
--------
each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information; and provided, further that in no event shall any Lender be
                      --------  -------
obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20 Counterparts; Effectiveness.
      ---------------------------

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:
                              BRONNER SLOSBERG HUMPHREY, LLC


                              By: /s/ David Kenny
                                  ---------------------------------
                              Title: CEO
                                    -------------------------------

                              Notice Address:
                                 The Prudential Tower
                                 800 Boylston Street
                                 Boston, MA 02199
                                 Attn: Meryl Beckingham


                              STRATEGIC INTERACTIVE GROUP, LLC


                              By:  /s/ David Kenny
                                  ---------------------------------
                              Title:_______________________________

                              Notice Address:
                                 The Prudential Tower
                                 800 Boylston Street
                                 Boston, MA 02199
                                 Attn: Meryl Beckingham

     LENDERS:


                             BANKERS TRUST COMPANY,
                             individually and as Administrative Agent


                             By: /s/ Mary Jo Jolly
                                --------------------------------------
                                    MARY JO JOLLY
                             Title: Assistant Vice President
                                   -----------------------------------

                             Notice Address:
                                 130 Liberty Street
                                 New York, NY 10006
                                 Attn: Mary Jo Jolly

                              BANKBOSTON, N.A.,
                              individually and as Syndication Agent,


                              By:  /s/ Patricia K Corny
                                 -------------------------------------
                              Title: Director
                                    ----------------------------------


                              Notice Address:
                                 100 Federal Street
                                 Mail Stop, MA BOS 01-07-07
                                 Boston, MA 02110
                                 Attn: Patricia Corny

                              FLEET NATIONAL BANK,
                              individually and as Documentation Agent


                              By: /s/ Deb Lawrence
                                 -------------------------------------
                              Title: Senior Vice President
                                    ----------------------------------

                              Notice Address:
                                 One Federal Street
                                 Boston, MA 02110
                                 Attn: Deb Lawrence

                                   DRESDNER BANK AG
                                   NEW YORK AND GRAND CAYMAN BRANCHES

   By: /s/ Colleen A. Madden       By: /s/ B. Sacin
       -----------------------        --------------------------------
       COLLEEN A. MADDEN                 BRIGITTE SACIN
       -----------------------        --------------------------------
   Title: VICE PRESIDENT           Title: Assistant Treasurer


                                   Notice Address:
                                        333 South Grand Avenue
                                        Suite 1700
                                        Los Angeles, CA 90017
                                        Attn: Sid Jordan

                                   STATE STREET BANK AND TRUST COMPANY


                                   By: /s/ [ILLEGIBLE]^^
                                      --------------------------------
                                   Title: [ILLEGIBLE]^^
                                         -----------------------------

                                   Notice Address:
                                      225 Franklin Street
                                      Boston, MA 02110-2804
                                      Michael McAuliffe

                                   U.S. BANK, NATIONAL ASSOCIATION


                                   By: /s/ Janet Jordan
                                      ----------------------------------
                                  Title: Vice President
                                         -------------------------------

                                   Notice Address:
                                       555 SW Oak, Suite 400
                                        Portland, OR 97204
                                        Attn: Janet Jordan